              GENERAL ELECTRIC CAPITAL  CORPORATION

                               AND

            MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

                             Trustee


                       ___________________

                  FIRST SUPPLEMENTAL INDENTURE

                    Dated as of May 11, 1994

                     ______________________



                  Supplemental to the Indenture
                   dated as of October 1, 1991


        VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES







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     FIRST SUPPLEMENTAL INDENTURE, dated as of May 11, 1994, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ( hereinafter sometimes called the "Company"), and MERCANTILE-SAFE DEPOSIT AND TRUST
COMPANY, a bank and trust company incorporated under the laws of the State of Maryland, as trustee (hereinafter sometimes called the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 1, 1991 (hereinafter called the "Indenture"), providing for the issuance by the Company from time to time of its unsecured Variable Denomination Floating Rate Demand Notes (in the Indenture and herein called the "Securities"); and

     WHEREAS, it is provided in Section 10.01 (c) of the Indenture, among other things, that without the consent of the holder of any Security, the Company and the Trustee may enter into indentures supplemental thereto to make provisions in regard to matters arising under the Indenture which shall not adversely affect the interests of the holder of any Security; and

     WHEREAS, in accordance with Section 10.01 (c) of the Indenture, the Company desires, and the Trustee has agreed, to enter into this First Supplemental Indenture to the Indenture to provide for the matters set forth herein and, to provide therefor, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

     WHEREAS, all things necessary to make the Indenture, as hereby modified, a valid agreement of the Company, in accordance with its terms, have been done;

     NOW,      THEREFORE,     THIS      FIRST      SUPPLEMENTAL
INDENTURE     WITNESSETH:

     In order to amend the Indenture, the Company and the Trustee have executed and delivered this First Supplemental Indenture.



                           ARTICLE ONE

                   AMENDMENT OF THE INDENTURE

     Section 1.01 Amendment to Section 1.01. (a) Section 1.01 of the Indenture is hereby amended by adding the following new definition in appropriate alphabetical order:

          "Account"  means and account maintained by an agent
bank retained by the               Company, such account to
reflect the aggregate principal amount of Securities owned by a holder of a Security at any time.

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     Section 1.02  Amendments to Article Three. (a)  Section 3.03
of the Indenture is hereby amended by adding the following after the reference to "Section 3.01" and before the comma in the eleventh line of the fourth paragraph of Section 3.03:

     "and such redemption is not effected pursuant to Section
3.03A"

     (b) The following new Section 3.03A is hereby added to Article Three (and a conforming change is made to the Table of Contents):

          Section 3.03A Redemption of Certain Accounts. If the balance of any Account is less than $250.00 (or any other minimum Account balance subsequently established by the Company) for at least six consecutive months (or such other period subsequently established by the Company), the Company may redeem, at any time in its discretion after such period of time has elapsed, in whole but not in part, the Securities issued under this Indenture and held for the Securityholder in such Account; provided, however, that at the time of such redemption the balance of such Account shall continue to be less than $250.00 (or such other minimum amount as aforesaid). Such redemption shall be effective on the date specified in a notice delivered by the Company to such Securityholder at their last address as the same appears on the Security Register and to the Trustee, such redemption to be effective ten business days following the date such notice is sent by the Company. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice.

     Each such notice shall specify the Redemption Date, the principal amount of the Securities being redeemed, the manner in which the redemption price shall be paid (which shall be by check mailed to the Securityholder unless otherwise specified in such notice), and that on and after the Redemption Date, any interest in the Securities, or on the portion thereof, being redeemed will cease to accrue.

     If notice of redemption has been given as provided above, the Securities, or portions thereof, with respect to which such notice has been given shall become due and payable on the Redemption Date at a redemption price equal to 100% of the principal amount thereof being redeemed plus accrued and unpaid interest thereon to the Redemption Date, and on and after the Redemption Date (unless the Company shall default in the payment of such Securities, together with any interest accrued and unpaid to the Redemption Date) any interest on the Securities, or on the portions thereof, so called for redemption shall cease to accrue.

     On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.03A, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 4.05) an amount of money sufficient to redeem on the
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Redemption Date all the Securities, or portions thereof, so called for redemption, together with accrued and unpaid interest to the date fixed for redemption.

     Section 1.03  Amendment to Sections 10.01 and 10.02  (a)
Section 10.01 of the Indenture is amended by deleting the words, "when authorized by resolution of its Board of Directors," in the second and third lines of the first paragraph thereof.

     (B) Section 10.02 of the Indenture is amended by deleting the words ", when authorized by resolution of its Board of Directors," in the fifth and sixth lines of the first paragraph thereof.



                           ARTICLE TWO

                    MISCELLANEOUS PROVISIONS

     All capitalized terms which are used herein ad not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever, for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects fully ratified and confirmed. The First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.








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     IN WITNESS WHEREOF, the parties hereto have caused this
First Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   GENERAL ELECTRIC CAPITAL
                                        CORPORATION



                              By:       /s/  Jeffrey S. Werner
                               Senior Vice President-Corporate
                               Treasury and Global Funding Operation

[CORPORATE SEAL]

Attest:



By:      /s/ Bruce C. Bennett
     Assistant Secretary
                                MERCANTILE-SAFE DEPOSIT AND TRUST
                                   COMPANY

                                 By:    /s/ Robert D. Brown
                                 Corporate Trust Officer
[CORPORATE]

Attest:

By: /s/ Helen Mabe

STATE OF MARYLAND        )
                         ss.:
COUNTY OF BALTIMORE )

     On the 12th day of May, 1994, before me personally came Robert D. Brown to me known, who, being by me duly sworn, did depose and say that (s)he resides in Silverton, Connecticut; that (s)he is a Corporate Trust Officer of MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, the Trustee described in and which the foregoing instrument; that (s)he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that (s)he signed (her)his name thereto by like authority.


                              /s/ Michael C. Herlin
                              Notary Public



[Notarial Seal]



STATE OF CONNECTICUT     )
                         ss.:
COUNTY OF FAIRFIELD           )

     On the 26th day of May 1994, before me personally came
Jeffrey S. Werner to me known, who, being by me duly sworn, did depose and say that (s)he resides at Stamford, Connecticut; that he is the Senior Vice President-Corporate
Treasury and Global Funding Operation of GENERAL ELECTRIC
CAPITAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                         /s/ Gail S. Thiede
                         Notary Public


[Notarial Seal]